Exhibit 99.1

EARNINGS RELEASE
PR Contact: Laurie Schalow
(949) 524-4035
MediaRelations@chipotle.com IR Contact: Cindy Olsen, CFA (949) 524-4205 Cindy.Olsen@chipotle.com

Chipotle ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS

FY23 EPS Increases over 38% and comparable sales increase 7.9% as margins expand

NEWPORT BEACH, Calif. – February 6, 2024 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today reported financial results for its fourth quarter and fiscal year ended December 31, 2023.

Fourth quarter highlights, year over year:

•	Total revenue increased 15.4% to $2.5 billion
•	Comparable restaurant sales increased 8.4%
•	Operating margin was 14.4%, an increase from 13.6%
•	Restaurant level operating margin was 25.4%[1], an increase of 140 basis points
•

Diluted earnings per share was $10.21,  a 27.3% increase from  $8.02.  Adjusted diluted earnings per share, which excluded  a $0.15 after-tax impact from expenses related to accelerated depreciation, partially offset by a reduction in contingencies related to certain legal proceedings, was $10.36[1],  a  25.0% increase from $8.29.[1]

•	Opened 121 new restaurants with 110 locations including a Chipotlane

Full year 2023 highlights, year over year:

•	Total revenue increased 14.3% to $9.9 billion
•	Comparable restaurant sales increased 7.9%
•	Operating margin was 15.8%, an increase from 13.4%
•	Restaurant level operating margin was 26.2%[1], an increase of 230 basis points
•

Diluted earnings per share was $44.34, a 38.4%  increase from $32.04.  Adjusted diluted earnings per share, which excluded a $0.52 after-tax impact from expenses related to restaurant and corporate level impairment and closure costs,  accelerated depreciation and corporate restructuring, partially offset by a reduction in contingencies related to certain legal proceedings, was $44.86[1],  a  36.9%  increase from $32.78.[1]

•	Opened 271 new restaurants with 238 locations including a Chipotlane

"2023 was an outstanding year where we delivered strong transaction growth driven by throughput and menu innovation, opened a record number of new restaurants, surpassed $3 million in AUVs and formed our first international partnership,” said Brian Niccol, Chairman and CEO, Chipotle. “I am more confident than ever that we have the right people and the right strategy to achieve our long-term growth goals of reaching 7,000 restaurants in North America, $4 million in AUVs, expanding our industry leading margins and returns and furthering our purpose of Cultivating a Better World globally.”

1  Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Results for the three months ended December 31, 2023:

Total revenue in the fourth quarter was $2.5 billion, an increase of 15.4% compared to the fourth quarter of 2022.  The increase in total revenue was driven by an 8.4% increase in comparable restaurant sales attributable to higher transactions of 7.4% and an increase in average check of 1.0%, and to a lesser extent, new restaurant openings. Digital sales represented 36.1% of total food and beverage revenue.

We opened 121 new restaurants during the fourth quarter with 110 locations including a Chipotlane. These formats continue to perform well and are helping enhance guest access and convenience, as well as increase new restaurant sales, margins, and returns.

Food, beverage and packaging costs in the fourth quarter were 29.7% of total revenue, an increase of 40 basis points compared to the fourth quarter of 2022.  Food costs increased due to a higher mix of beef as well as inflation across the menu, most notably higher costs for beef, produce, and queso. These increases were partially offset by the benefit of menu price increases and, to a lesser extent, lower paper costs.

Restaurant level operating margin in the fourth quarter was 25.4% compared to 24.0% in the fourth quarter of 2022.  The improvement was primarily due to the benefit of sales leverage and, to a lesser extent, lower paper costs. These decreases were partially offset by higher inflation across several food costs and, to a lesser extent, wage inflation.

General and administrative expenses for the fourth quarter were $169.2 million on a GAAP basis, or $170.0 million1 on a non-GAAP basis, excluding  a  $0.8 million reduction in contingencies related to certain legal proceedings.  GAAP and non-GAAP general and administrative expenses for the fourth quarter also include $122.0 million of underlying general and administrative expenses, $35.7 million of non-cash stock compensation, $10.1 million of higher bonus accruals and payroll taxes on equity vesting and exercises and $2.2 million of other costs, primarily related to our upcoming All Managers Conference scheduled for the first quarter of 2024.

The effective income tax rate for the fourth quarter was 26.2% compared to 26.3% in the fourth quarter of 2022. The slight decrease in the tax rate was primarily due to an increase in tax benefits from option exercises and equity vesting,  partially offset by an increase in tax reserves and nondeductible expenses.

Net income for the fourth quarter was $282.1 million, or $10.21 per diluted share, compared to $223.7 million, or $8.02 per diluted share, in the fourth quarter of 2022.  Excluding a $0.15 after-tax impact from expenses related to accelerated depreciation, partially offset by a reduction in contingencies related to certain legal proceedings, adjusted net income was $286.2 million1 and adjusted diluted earnings per share was $10.361.

During the fourth quarter, our Board of Directors approved the investment of up to an additional $200 million, exclusive of commissions, to repurchase shares of our common stock, subject to market conditions. Including this repurchase authorization, $424.1 million was available as of December 31, 2023. The repurchase authorization may be modified, suspended, or discontinued at any time. We repurchased $144.3 million of stock at an average price per share of $1,935.80 during the fourth quarter.

Results for the full year ended December 31, 2023:

Total revenue for 2023 was $9.9 billion, an increase of 14.3% compared to 2022.  The increase in total revenue was driven by a 7.9%  increase in comparable restaurant sales attributable to higher transactions of 5.0% and an increase in average check of 2.9% and, to a lesser extent,  new restaurant openings. Digital sales represented 37.4% of total food and beverage revenue.

We opened 271 new restaurants during 2023, bringing the total restaurant count at year-end to 3,437. Of the 271 new restaurants opened during the year, 238 locations included a Chipotlane. We had a total of 811 Chipotlanes as of year-end,  which includes conversions of existing restaurants.

Food, beverage and packaging costs for 2023 were 29.5% of total revenue, a decrease of 60 basis points compared to 2022.  Food costs benefited from menu price increases and, to a lesser extent, lower avocado costs. These benefits were partially offset by inflation across several ingredient costs, most notably beef, tortillas, and queso.

Restaurant level operating margin for 2023 was 26.2% compared to 23.9% in 2022.  The improvement was primarily due to the benefit of sales leverage and, to a lesser extent, lower avocado prices. These decreases were partially offset by higher inflation across several food costs and, to a lesser extent, wage inflation.

1  Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

General and administrative expenses for 2023 were $633.6 million on a GAAP basis, or $629.6 million1 on a non-GAAP basis, excluding $4.8 million of corporate restructuring costs and a $0.8 million reduction in contingencies related to certain legal proceedings.  GAAP and non-GAAP General and administrative expenses for full year 2023 also include $478.9 million of underlying general and administrative expenses, $118.5 million of non-cash stock compensation, $25.3 million of higher bonus accruals and payroll taxes on equity vesting and exercises and $6.9 million of other costs, primarily related to our upcoming All Managers Conference scheduled for the first quarter of 2024.

The effective income tax rate for 2023 was 24.2% compared to 23.9% in 2022.  The increase in the tax rate was primarily due to fewer tax benefits related to option exercises and equity vesting.

Net income for 2023 was $1.23 billion, or $44.34 per diluted share, compared to net income of $899.1 million, or $32.04 per diluted share for 2022.  Excluding a $0.52 after-tax impact from expenses related to restaurant and corporate level impairment and closure costs,  accelerated depreciation, corporate restructuring, partially offset by  a reduction in contingencies related to certain legal proceedings, adjusted net income for 2023 was $1.24 billion1 and adjusted diluted earnings per share was $44.861.

During 2023 we repurchased a total of $589.8 million of stock at an average price per share of $1,827.46.

More information will be available in our Annual Report on Form 10-K, which will be filed with the SEC in early February 2024.

Outlook

For 2024, management is anticipating the following:

•	Full year comparable restaurant sales growth in the mid-single digit range
•	285 to 315 new restaurant openings, which assumes developer, permit, inspection, and utility delays do not worsen
•	An estimated underlying effective full year tax rate between 25% and 27% before discrete items

Definitions

The following definitions apply to these terms as used throughout this release:

•

Comparable restaurant sales, or sales comps, and comparable restaurant transactions, represent the change in period-over-period total revenue or transactions for restaurants in operation for at least 13 full calendar months.

•	Average restaurant sales refer to the average trailing 12-month food and beverage revenue for restaurants in operation for at least 12 full calendar months.
•	Restaurant level operating margin represents total revenue less direct restaurant operating costs, expressed as a percent of total revenue.
•

Digital sales represent food and beverage revenue generated through the Chipotle website, Chipotle app or third-party delivery aggregators. Digital sales include revenue deferrals associated with Chipotle Rewards.

Conference Call Details

Chipotle will host a conference call on Tuesday, February 6, 2024, at 4:30 PM Eastern time to discuss fourth quarter and full year 2023 financial results, as well as provide a business update for the 2024 first quarter.

The conference call can be accessed live over the phone by dialing 1-888-317-6003, or for international callers by dialing 1-412-317-6061, and use code: 2191312. The call will be webcast live from the company's website on the investor relations page at ir.chipotle.com/events. An archived webcast will be available approximately one hour after the end of the call.

1  Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without artificial colors, flavors or preservatives. Chipotle had over 3,400 restaurants as of December 31, 2023, in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants in North America and Europe. Chipotle is ranked on the Fortune 500 and is recognized on Fortune’s Most Admired Companies 2024 list and Time Magazine’s Most Influential Companies. With over  115,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. For more information or to place an order online, visit WWW.CHIPOTLE.COM.

1  Restaurant level operating margin, adjusted diluted earnings per share, adjusted net income, non-GAAP general and administrative expenses, adjusted depreciation and amortization, and non-GAAP effective income tax rate are non-GAAP financial measures. Reconciliations to GAAP measures and further information are set forth in the table at the end of this press release.

Forward-Looking Statements

Certain statements in this press release and in the February 6, 2024,  conference call are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements under “Outlook” about our anticipated full year 2024 comparable restaurant sales growth, goals for number of new restaurant openings, and estimated underlying effective full year tax rate, as well as statements about first quarter 2024 business results to date, expected restaurants with Chipotlanes and rate of expansion, future labor costs, future general and administrative and other costs, future estimated tax rates and future long-term prospects. We use words such as “anticipate”, “believe”, “could”, “should”, “may”, “approximately”, “estimate”, “expect”, “intend”, “project”, “target”, “goal” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on currently available operating, financial and competitive information available to us as of the date of this release and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements, including but not limited to: increasing wage inflation and the competitive labor market, including as a result of regulations such as California AB 1228, which impacts our ability to attract and retain qualified employees and has resulted in occasional staffing shortages; the impact of any union organizing efforts and our responses to such efforts; increasing supply costs (including beef, tortillas, queso, salsa, beans and rice); risks of food safety incidents and food-borne illnesses; risks associated with our reliance on certain information technology systems and potential material failures or interruptions; privacy and cyber security risks, including risk of breaches, unauthorized access, theft, modification,  destruction or ransom of guest or employee personal or confidential information stored on our network or the network of third party providers; the impact of competition, including from sources outside the restaurant industry; the financial impact of increasing our average hourly wages; the impact of federal, state or local government regulations relating to our employees, employment practices, restaurant design and construction, and the sale of food or alcoholic beverages; our ability to achieve our planned growth, such as the costs and availability of suitable new restaurant sites, construction materials and contractors and the expected costs to accelerate our international expansion through franchise restaurants in the Middle East; increases in ingredient and other operating costs due to inflation, global conflicts, climate change, our Food with Integrity philosophy, tariffs or trade restrictions and supply shortages; the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in guests’ perceptions of our brand, including as a result of actual or rumored food safety concerns or other negative publicity, decreased consumer spending (including as a result of higher inflation, mass layoffs, fear of possible recession and higher energy prices), or the inability to increase menu prices or realize the benefits of menu price increases; risks associated with our digital business, including risks arising from our reliance on third party delivery services; risks relating to litigation, including possible governmental actions and potential class action litigation related to food safety incidents, cybersecurity incidents, employment or privacy laws, advertising claims or other matters; and other risk factors described from time to time in our SEC reports, including our annual report on Form 10-K and quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	Three months ended December 31,
	2023		2022
Food and beverage revenue	$2,499,567	99.3%	$2,163,907	99.2%
Delivery service revenue	16,753	0.7	16,692	0.8
Total revenue	2,516,320	100.0	2,180,599	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	747,155	29.7	638,851	29.3
Labor	629,228	25.0	558,914	25.6
Occupancy	131,167	5.2	118,648	5.4
Other operating costs	370,466	14.7	341,644	15.7
General and administrative expenses	169,247	6.7	135,073	6.2
Depreciation and amortization	85,492	3.4	74,012	3.4
Pre-opening costs	13,590	0.5	11,341	0.5
Impairment, closure costs, and asset disposals	6,528	0.3	5,785	0.3
Total operating expenses	2,152,873	85.6	1,884,268	86.4
Income from operations	363,447	14.4	296,331	13.6
Interest and other income, net	18,906	0.8	7,057	0.3
Income before income taxes	382,353	15.2	303,388	13.9
Provision for income taxes	(100,267)	(4.0)	(79,661)	(3.7)
Net income	$282,086	11.2%	$223,727	10.3%
Earnings per share:
Basic	$10.28		$8.08
Diluted	$10.21		$8.02
Weighted-average common shares outstanding:
Basic	27,440		27,684
Diluted	27,621		27,899

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Year ended December 31,
	2023		2022
	(unaudited)
Food and beverage revenue	$9,804,124	99.3%	$8,558,001	99.1%
Delivery service revenue	67,525	0.7	76,651	0.9
Total revenue	9,871,649	100.0	8,634,652	100.0
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Food, beverage and packaging	2,912,564	29.5	2,602,245	30.1
Labor	2,440,982	24.7	2,197,958	25.5
Occupancy	503,264	5.1	460,425	5.3
Other operating costs	1,428,747	14.5	1,311,905	15.2
General and administrative expenses	633,584	6.4	564,191	6.5
Depreciation and amortization	319,394	3.2	286,826	3.3
Pre-opening costs	36,931	0.4	29,560	0.3
Impairment, closure costs, and asset disposals	38,370	0.4	21,139	0.2
Total operating expenses	8,313,836	84.2	7,474,249	86.6
Income from operations	1,557,813	15.8	1,160,403	13.4
Interest and other income, net	62,693	0.6	21,128	0.2
Income before income taxes	1,620,506	16.4	1,181,531	13.7
Provision for income taxes	(391,769)	(4.0)	(282,430)	(3.3)
Net income	$1,228,737	12.4%	$899,101	10.4%
Earnings per share:
Basic	$44.59		$32.28
Diluted	$44.34		$32.04
Weighted-average common shares outstanding:
Basic	27,555		27,851
Diluted	27,710		28,062

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$560,609	$384,000
Accounts receivable, net	115,535	106,880
Inventory	39,309	35,668
Prepaid expenses and other current assets	117,462	86,412
Income tax receivable	52,960	47,741
Investments	734,838	515,136
Total current assets	1,620,713	1,175,837
Leasehold improvements, property and equipment, net	2,170,038	1,951,147
Long-term investments	564,488	388,055
Restricted cash	25,554	24,966
Operating lease assets	3,578,548	3,302,402
Other assets	63,082	63,158
Goodwill	21,939	21,939
Total assets	$8,044,362	$6,927,504
Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$197,646	$184,566
Accrued payroll and benefits	227,537	170,456
Accrued liabilities	147,688	147,539
Unearned revenue	209,680	183,071
Current operating lease liabilities	248,074	236,248
Total current liabilities	1,030,625	921,880
Long-term operating lease liabilities	3,803,551	3,495,162
Deferred income tax liabilities	89,109	98,623
Other liabilities	58,870	43,816
Total liabilities	4,982,155	4,559,481
Shareholders' equity:
Preferred stock, $0.01 par value, 600,000 shares authorized, no shares issued as of December 31, 2023 and December 31, 2022, respectively	-	-
Common stock, $0.01 par value, 230,000 shares authorized, 37,483 and 37,320 shares issued as of December 31, 2023 and December 31, 2022, respectively	375	373
Additional paid-in capital	1,956,160	1,829,304
Treasury stock, at cost, 10,057 and 9,693 common shares as of December 31, 2023 and December 31, 2022, respectively	(4,944,656)	(4,282,014)
Accumulated other comprehensive loss	(6,657)	(7,888)
Retained earnings	6,056,985	4,828,248
Total shareholders' equity	3,062,207	2,368,023
Total liabilities and shareholders' equity	$8,044,362	$6,927,504

CHIPOTLE MEXICAN GRILL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2023	2022
	(unaudited)
Operating activities
Net income	$1,228,737	$899,101
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	319,394	286,826
Deferred income tax provision	(9,505)	(43,195)
Impairment, closure costs, and asset disposals	37,025	20,738
Provision for credit losses	1,570	(760)
Stock-based compensation expense	124,016	98,030
Other	(13,080)	(16,202)
Changes in operating assets and liabilities:
Accounts receivable	(11,216)	(14,026)
Inventory	(3,649)	(3,011)
Prepaid expenses and other current assets	(39,211)	(14,660)
Operating lease assets	254,241	234,273
Other assets	4,204	(346)
Accounts payable	5,313	18,208
Accrued payroll and benefits	57,048	9,864
Accrued liabilities	3,188	(27,964)
Unearned revenue	35,685	33,374
Income tax payable/receivable	(5,237)	46,262
Operating lease liabilities	(214,477)	(207,186)
Other long-term liabilities	9,431	3,853
Net cash provided by operating activities	1,783,477	1,323,179
Investing activities
Purchases of leasehold improvements, property and equipment	(560,731)	(479,164)
Purchases of investments	(1,115,131)	(614,416)
Maturities of investments	729,853	263,548
Net cash used in investing activities	(946,009)	(830,032)
Financing activities
Acquisition of treasury stock	(592,349)	(830,140)
Tax withholding on stock-based compensation awards	(69,146)	(98,970)
Other financing activities	843	(294)
Net cash used in financing activities	(660,652)	(929,404)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	381	(1,007)
Net change in cash, cash equivalents, and restricted cash	177,197	(437,264)
Cash, cash equivalents, and restricted cash at beginning of year	408,966	846,230
Cash, cash equivalents, and restricted cash at end of year	$586,163	$408,966
Supplemental disclosures of cash flow information
Income taxes paid	$400,229	$275,796
Purchases of leasehold improvements, property and equipment accrued in accounts payable and accrued liabilities	$76,415	$72,021
Acquisition of treasury stock accrued in accounts payable and accrued liabilities	$5,643	$4,497

CHIPOTLE MEXICAN GRILL, INC.

SUPPLEMENTAL FINANCIAL AND OTHER DATA

(dollars in thousands)

(unaudited)

	For the three months ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2023	2023	2023	2023	2022
Number of restaurants opened	121	62	47	41	100
Chipotle permanent closures	(2)	(1)	-	-	-
Chipotle relocations	(3)	(2)	(3)	(4)	(3)
Non-Chipotle permanent closures	-	(6)	-	-	-
Number of restaurants at end of period	3,437	3,321	3,268	3,224	3,187
Average restaurant sales	$3,018	$2,972	$2,941	$2,892	$2,824
Comparable restaurant sales increase	8.4%	5.0%	7.4%	10.9%	5.6%

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables provide a reconciliation of non-GAAP financial measures presented in the text above to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Adjusted net income is net income excluding expenses related to restaurant and corporate asset impairment, corporate restructuring, certain legal proceedings, stock-based compensation modification expense, unrealized gains on equity investments, separation costs, accelerated depreciation and certain other costs. Adjusted general and administrative expense is general and administrative expense excluding corporate restructuring expenses, certain legal proceedings, stock-based compensation modification expense, separation costs, and certain other costs. Adjusted depreciation and amortization is depreciation and amortization expense excluding certain accelerated depreciation expense. The adjusted effective income tax rate is the effective income tax rate adjusted to reflect the after tax impact of non-GAAP adjustments. Restaurant Level Operating Margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of food, beverage and packaging, labor, occupancy and other operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other costs that are essential to conduct our business. Management uses restaurant level operating margin as a measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. We present these non-GAAP measures in order to facilitate meaningful evaluation of our operating performance across periods. These adjustments are intended to provide greater transparency of underlying performance and to allow investors to evaluate our business on the same basis as our management, which uses these non-GAAP measures in evaluating the company’s performance. Our adjusted net income, adjusted diluted earnings per share, adjusted general and administrative expenses, adjusted effective income tax rate and restaurant level operating margin measures may not be comparable to other companies’ adjusted measures. These adjustments are not necessarily indicative of what our actual financial performance would have been during the periods presented and should be viewed in addition to, and not as an alternative to, our results prepared in accordance with GAAP. Further details regarding these adjustments are included in the tables below.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Net Income and Adjusted Diluted Earnings per Share

(in thousands, except per share amounts)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Net income	$282,086	$223,727	$1,228,737	$899,101
Non-GAAP adjustments:
Impairment and exit costs:
Restaurant asset impairment and other restaurant exit costs(1)	-	-	4,765	1,738
Corporate asset impairment(2)	-	-	3,735	961
Corporate Restructuring:
Duplicate rent expense(3)	-	881	-	3,937
Employee related and other restructuring costs(4)	-	-	4,829	-
Legal proceedings(5)	(797)	3,718	(797)	9,516
Stock-based compensation modification expense(6)	-	1,117	-	7,411
Unrealized gain on equity investments(7)	-	-	-	(10,410)
Separation costs(8)	-	-	-	3,538
Accelerated depreciation(9)	6,388	-	6,388	-
Total non-GAAP adjustments	$5,591	$5,716	$18,920	$16,691
Tax effect of non-GAAP adjustments above(10)	(1,495)	1,951	(4,607)	4,003
After tax impact of non-GAAP adjustments	$4,096	$7,667	$14,313	$20,694
Adjusted net income	$286,182	$231,394	$1,243,050	$919,795

Diluted weighted-average number of common shares outstanding	27,621	27,899	27,710	28,062
Diluted earnings per share	$10.21	$8.02	$44.34	$32.04
Adjusted diluted earnings per share	$10.36	$8.29	$44.86	$32.78

(1) Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for restaurants due to closures, relocations, or underperformance.
(2) Operating lease asset and leasehold improvements, property, plant and equipment impairment charges and other expenses for offices or other corporate assets.
(3) Duplicate rent expense for the corporate headquarter relocation and office consolidation announced in May 2018.
(4) Charges for third-party vendors, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure.
(5) Charges/(reduction) for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(6) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.

(7) Unrealized gain on equity investments based on a subsequent investment by an unrelated party in one of our investees, which subsequent investment represents an observable price change in an orderly transaction for a similar investment of the same issuer.

(8) Expenses related to an employee separation, which consist of incremental compensation costs net of forfeitures of stock-based compensation.
(9) Accelerated depreciation due to a reduction of the estimated useful lives for certain leasehold improvements.
(10) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted General and Administrative Expenses

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
General and administrative expenses	$169,247	$135,073	$633,584	$564,191
Non-GAAP adjustments:
Restructuring expense(1)	-	(881)	(4,829)	(3,937)
Legal proceedings(2)	797	(3,718)	797	(9,516)
Stock-based compensation modification expense(3)	-	(1,117)	-	(7,411)
Separation costs(4)	-	-	-	(3,538)
Total non-GAAP adjustments	$797	$(5,716)	$(4,032)	$(24,402)
Adjusted general and administrative expenses	$170,044	$129,357	$629,552	$539,789

(1) For the year ended December 31, 2023, third-party vendor expense, stock-based compensation, and employee severance related to the May 2023 optimization of our organizational structure. For the three months and year ended December 31, 2022, charges relate to duplicate rent expense for office and restaurant closures announced in June 2018 due to the corporate restructuring and underperformance of $881 and $3,937, respectively.

(2) Charges/(reduction) for estimated settlements for distinct legal matters that exceeded or are expected to exceed typical costs for these types of legal proceedings.
(3) Charges for a COVID-19 related modification made in December 2020 to our 2018 performance shares.
(4) Expenses related to an employee separation, which consisted of incremental compensation costs net of forfeitures of stock-based compensation.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Depreciation and Amortization

(in thousands)

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Depreciation and amortization	$85,492	$74,012	$319,394	$286,826
Non-GAAP adjustments:
Accelerated depreciation(1)	(6,388)	-	(6,388)	-
Total non-GAAP adjustments	$(6,388)	$-	$(6,388)	$-
Adjusted depreciation and amortization	$79,104	$74,012	$313,006	$286,826
Adjusted depreciation and amortization as a percent of total revenue	3.1%	3.4%	3.2%	3.3%

(1) Accelerated depreciation due to a reduction of the estimated useful lives for certain leasehold improvements.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted Effective Income Tax Rate

(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2023	2022	2023	2022
Effective income tax rate	26.2%	26.3%	24.2%	23.9%
Tax impact of non-GAAP adjustments(1)	-	(1.2)	-	(0.7)
Adjusted effective income tax rate	26.2%	25.1%	24.2%	23.2%

(1) Adjustments related to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

CHIPOTLE MEXICAN GRILL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Restaurant Level Operating Margin

(in thousands)

(unaudited)

	Three months ended December 31,
	2023	Percent of total revenue	2022	Percent of total revenue
Income from operations	$363,447	14.4%	$296,331	13.6%
Non-GAAP Adjustments:
General and administrative expenses	169,247	6.7	135,073	6.2
Depreciation and amortization	85,492	3.4	74,012	3.4
Pre-opening costs	13,590	0.5	11,341	0.5
Impairment, closure costs, and asset disposals	6,528	0.3	5,785	0.3
Total non-GAAP Adjustments	$274,857	10.9%	$226,211	10.4%
Restaurant level operating margin	$638,304	25.4%	$522,542	24.0%

	Year ended December 31,
	2023	Percent of total revenue	2022	Percent of total revenue
Income from operations	$1,557,813	15.8%	$1,160,403	13.4%
Non-GAAP Adjustments:
General and administrative expenses	633,584	6.4	564,191	6.5
Depreciation and amortization	319,394	3.2	286,826	3.3
Pre-opening costs	36,931	0.4	29,560	0.3
Impairment, closure costs, and asset disposals	38,370	0.4	21,139	0.2
Total non-GAAP Adjustments	$1,028,279	10.4%	$901,716	10.4%
Restaurant level operating margin	$2,586,092	26.2%	$2,062,119	23.9%